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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), and related Prospectus of Isis Pharmaceuticals, Inc. for the registration of 2,820,214 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2002, with respect to the financial statements of Isis Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

                      ERNST & YOUNG LLP

San Diego, California
May 29, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS